Exhibit 99.01

NuStar Energy L.P. Reports First Quarter 2020 Earnings Results

Outlines Decisive Actions to Increase Liquidity to Address Near-Term Debt Maturities, Preserve Cash and Strengthen Balance Sheet Including $750 Million Unsecured Term Loan Agreement, 33 Percent Distribution Reset and Significant Expense Reductions

Provides Updated 2020 Outlook

SAN ANTONIO, May 5, 2020 - NuStar Energy L.P.  (NYSE: NS) today reported its first quarter 2020 earnings, which included a net loss of $148 million, resulting from a $225 million non-cash goodwill impairment charge related to its crude oil pipelines reporting unit.  The non-cash impairment charge also resulted in unadjusted earnings per unit, or EPU, of ($1.68) for the first quarter, and unadjusted earnings before interest, taxes, depreciation and amortization from continuing operations, or EBITDA, of ($29 million) for the first quarter.

To put those results in perspective, and to provide an “apples-to-apples” comparison with first quarter 2019 results, without the non-cash impairment charge, NuStar’s adjusted net income from continuing operations was $77 million for the first quarter of 2020, up $48 million or 167 percent from $29 million for the first quarter of 2019, while adjusted EPU from continuing operations for the first quarter of 2020 were $0.39, compared to a loss per unit from continuing operations of ($0.06) for the first quarter of 2019.

Adjusted EBITDA from continuing operations were $196 million for the first quarter of 2020, up $54 million or 38 percent from $141 million for the first quarter of 2019, while distributable cash flow (DCF) from continuing operations available to common limited partners was $122 million for the first quarter of 2020, up $55 million or 81 percent compared to $67 million in the first quarter of 2019.

NuStar’s distribution coverage ratio to common limited partners from continuing operations was 2.8 times for the three months ended March 31, 2020, and the Debt-to-EBITDA ratio was 3.73 times as of March 31, 2020, marking the partnership’s fourth consecutive quarter below 4.0 times, far below its debt covenant limit of 5.0 times.

Non-cash Goodwill Impairment
In March, the fair value of NuStar’s crude oil pipelines reporting unit fell below its carrying value as a result of the steep drop in global crude and refined products demand created by the COVID-19 pandemic.  This resulted in the non-cash goodwill impairment loss totaling $225 million.  However, this non-cash charge does not reflect a reduction in the value of any of NuStar’s physical assets, which continue to generate cash flow.

Below is a quarter-over-quarter comparison of NuStar’s adjusted and unadjusted results.

	First Quarter		First Quarter
	(Unadjusted)		(Adjusted)
	2020	2019	2020	2019
From continuing operations:	(Thousands of Dollars, Except Per Unit and Ratio Data)
(Loss) income	$(147,641)	$28,923	$77,359	$28,923
EPU	$(1.68)	$(0.06)	$0.39	$(0.06)
EBITDA	$(29,301)	$141,333	$195,699	$141,333
DCF	$122,319	$67,425
DCF coverage	2.80x	1.04x
Debt -to-EBITDA ratio	3.73x	4.08x

Self-help Measures to Preserve Cash and Strengthen Balance Sheet
“A lot has happened in the world since March, and as we all know, the public health threat posed by COVID-19 changed the landscape for people all over the world,” said Brad Barron, NuStar’s president and CEO.  “As people sheltered in place to stop the spread of the virus and energy demand plummeted, that already difficult situation on the demand side was exacerbated by the OPEC+ alliance’s oversupply actions, and the resulting impact to the global economy and markets around the world has been unprecedented. But I am proud to say that as always, our management team and employees have responded by giving 110 percent - with our office employees remaining highly productive while working remotely, and our field operations employees showing up every day to perform the essential functions that require their physical presence to keep our nation’s energy flowing to support the critical work of other frontline workers like healthcare professionals, food producers, suppliers and retailers and, of course, police and firefighters.”

Barron continued, “Since the pandemic first started, we have focused on three primary goals: protecting our employees and their families; protecting our communities by continuing to supply the energy our country needs to maintain critical access to goods and services; and protecting our business to ensure we are in the best position to weather the current storm and to benefit as conditions improve. And working together, NuStar is accomplishing all of these goals.
“We believe that NuStar is positioned to weather the challenging current conditions because of our commitments from diverse, credit-worthy customers, our balanced asset base, the resilience we have built into our business over the past few years and also due to the decisive actions we have taken in the past two months.
“With regard to our assets, we are balanced at about 60/40 between pipelines and storage and about 60/40 between refined products and crude oil. That balance is now more important than ever because, as the world returns to work and normal activities over the course of the next few months, we believe demand for refined products should bounce back relatively quickly. After refined product demand rebounds, crude demand, price and production should then begin to recover as well.

“Back in March, we also began taking steps to protect the company from changes wrought by COVID-19 by reducing spending, preserving cash, strengthening our balance sheet and addressing our near-term debt maturities,” Barron added, noting the following actions:

•
“We improved our near-term liquidity through a significant reduction in our 2020 spending and lowered our strategic capital spending by over $145 million, or approximately 45 percent below previously forecasted 2020 strategic capital spending and approximately 60 percent below our 2019 strategic capital spending;

•
“We identified $40-$50 million of controllable and operating expense reductions for the full-year of 2020.  In addition, we identified a significant amount of additional potential reductions that we are prepared to make to scale back spending in 2021, as conditions warrant;

•	“On March 6, we extended our revolving credit agreement out to 2023;

•
“We entered into a three-year, $750 million unsecured term loan agreement with Oaktree Capital Management, L.P. to increase our liquidity and to address near-term debt maturities.  This transaction did not increase our debt, rather we used the initial $500 million proceeds to pay down our revolving credit agreement.  During the next 12 months, we have the option to draw down an additional $250 million, if necessary, to further enhance our flexibility;

•	And, last week, we announced the reset of our distribution to $0.40 per unit to conserve approximately $88 million per year and protect our balance sheet until market conditions recover.

“While these are unprecedented times, we believe the cash preservation measures we have implemented over the past few weeks ensure that we have the liquidity to weather this storm and recover quickly once the economy rebounds,” Barron said.
Updated 2020 Outlook
NuStar Executive Vice President and Chief Financial Officer Tom Shoaf noted that NuStar's 2020 range for full-year guidance has been adjusted to account for the impact from the COVID-19 pandemic and volatile crude markets on its business.

“We now expect NuStar’s 2020 Adjusted EBITDA to be $665 to $735 million, a decrease of less than 6 percent at the midpoint under our previous 2020 guidance. We expect strong contango uplift in our storage segment as a result of new business and favorable renewals to be more than offset by a decrease in gasoline and crude demand in our pipeline segment as a result of current market conditions.

“With regard to 2020 capital spending estimates, we plan to spend $165 to $195 million on strategic and other capital, a 45 percent reduction from previous guidance. In addition, we continue to expect about $40 to $50 million of reliability capital spending in 2020.

“Based on these projections, we expect our common unit distribution coverage ratio for 2020 to be in the range of 1.6 to 1.8 times,” said Shoaf.

 Conference Call Details
A conference call with management is scheduled for 9:30 a.m. CT today, May 5, 2020. The company plans to discuss the first quarter 2020 earnings results, which will be released earlier that day.  Investors interested in listening to the discussion may dial toll-free 844/889-7787, passcode 6337969. International callers may access the discussion by dialing 661/378-9931, passcode 6337969. The partnership intends to have a playback available following the discussion, which may be accessed by dialing toll-free 855/859-2056, passcode 6337969. International callers may access the playback by dialing 404/537-3406, passcode 6337969. The playback will be available until 10:59 p.m. CT on June 5, 2020.

Investors interested in listening to the live discussion or a replay via the internet may access the discussion directly at https://edge.media-server.com/mmc/p/up3ujir8 or by logging on to NuStar Energy L.P.’s website at www.nustarenergy.com.

NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation.  NuStar currently has approximately 10,000 miles of pipeline and 75 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids.  The partnership’s combined system has approximately 75 million barrels of storage capacity, and NuStar has operations in the United States, Canada and Mexico.  For more information, visit NuStar Energy L.P.'s website at www.nustarenergy.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes, and the related conference call will include, forward-looking statements regarding future events, such as the partnership’s future performance, plans, capital expenditures and expense reductions. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s 2019 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements. Except as required by law, the partnership does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit, Per Unit and Ratio Data)

	Three Months Ended March 31,
	2020	2019
Statement of Income Data:
Revenues:
Service revenues	$316,746	$259,027
Product sales	76,045	88,799
Total revenues	392,791	347,826
Costs and expenses:
Costs associated with service revenues:
Operating expenses	100,182	95,411
Depreciation and amortization expense	68,061	64,818
Total costs associated with service revenues	168,243	160,229
Cost of product sales	67,450	86,182
Goodwill impairment loss	225,000	—
General and administrative expenses	22,971	25,691
Other depreciation and amortization expense	2,186	2,119
Total costs and expenses	485,850	274,221
Operating (loss) income	(93,059)	73,605
Interest expense, net	(47,494)	(44,291)
Other (expense) income, net	(6,489)	791
(Loss) income from continuing operations before income tax expense	(147,042)	30,105
Income tax expense	599	1,182
(Loss) income from continuing operations	(147,641)	28,923
Loss from discontinued operations, net of tax	—	(306,786)
Net loss	$(147,641)	$(277,863)

Basic net loss per common unit:
Continuing operations	$(1.68)	$(0.06)
Discontinued operations	—	(2.85)
Total net loss per common unit	$(1.68)	$(2.91)

Basic weighted-average common units outstanding	108,897,400	107,531,619

Other Data (Note 1):
EBITDA from continuing operations	$(29,301)	$141,333
DCF from continuing operations available to common limited partners	$122,319	$67,425
Distribution coverage ratio from continuing operations	2.80x	1.04x

	For the Four Quarters Ended March 31,
	2020	2019
Consolidated Debt Coverage Ratio (Note 1)	3.73x	4.08x

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended March 31,
	2020	2019
Pipeline:
Crude oil pipelines throughput (barrels/day)	1,532,046	1,018,608
Refined products and ammonia pipelines throughput (barrels/day)	594,432	503,485
Total throughput (barrels/day)	2,126,478	1,522,093
Throughput and other revenues	$195,681	$156,251
Operating expenses	50,246	48,098
Depreciation and amortization expense	43,359	40,849
Goodwill impairment loss	225,000	—
Segment operating (loss) income	$(122,924)	$67,304
Storage:
Throughput (barrels/day)	678,830	364,854
Throughput terminal revenues	$38,723	$21,686
Storage terminal revenues	84,494	81,814
Total revenues	123,217	103,500
Operating expenses	49,936	47,313
Depreciation and amortization expense	24,702	23,969
Segment operating income	$48,579	$32,218
Fuels Marketing:
Product sales	$73,902	$88,079
Cost of goods	66,954	85,501
Gross margin	6,948	2,578
Operating expenses	505	653
Segment operating income	$6,443	$1,925
Consolidation and Intersegment Eliminations:
Revenues	$(9)	$(4)
Cost of goods	(9)	28
Total	$—	$(32)
Consolidated Information:
Revenues	$392,791	$347,826
Costs associated with service revenues:
Operating expenses	100,182	95,411
Depreciation and amortization expense	68,061	64,818
Total costs associated with service revenues	168,243	160,229
Cost of product sales	67,450	86,182
Goodwill impairment loss	225,000	—
Segment operating (loss) income	(67,902)	101,415
General and administrative expenses	22,971	25,691
Other depreciation and amortization expense	2,186	2,119
Consolidated operating (loss) income	$(93,059)	$73,605

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)
Note 1: NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating, (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions and (iii) they highlight the impact of significant transactions. We may also adjust these measures or calculate them based on continuing operations, to enhance the comparability of our performance across periods.
Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses EBITDA, DCF and a distribution coverage ratio, which is calculated based on DCF, as some of the factors in its compensation determinations. DCF is a widely accepted financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.
None of these financial measures are presented as an alternative to net income, or for any periods presented reflecting discontinued operations, income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP.
The following is a reconciliation of (loss) income from continuing operations to EBITDA from continuing operations, DCF from continuing operations and distribution coverage ratio from continuing operations.

	Three Months Ended March 31,
	2020	2019
(Loss) income from continuing operations	$(147,641)	$28,923
Interest expense, net	47,494	44,291
Income tax expense	599	1,182
Depreciation and amortization expense	70,247	66,937
EBITDA from continuing operations	(29,301)	141,333
Interest expense, net	(47,494)	(44,291)
Reliability capital expenditures	(3,629)	(2,922)
Income tax expense	(599)	(1,182)
Long-term incentive equity awards (a)	1,934	2,367
Preferred unit distributions	(30,423)	(30,423)
Goodwill impairment loss (b)	225,000	—
Other items	6,831	2,543
DCF from continuing operations available to common limited partners	$122,319	$67,425

Distributions applicable to common limited partners	$43,730	$64,690
Distribution coverage ratio from continuing operations (c)	2.80x	1.04x

(a)
We intend to satisfy the vestings of these equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(b)	Represents a non-cash goodwill impairment charge related to our crude oil pipelines reporting unit.

(c)	Distribution coverage ratio is calculated by dividing DCF available to common limited partners by distributions applicable to common limited partners.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Per Unit Data)

The following is a reconciliation of EBITDA from continuing operations to adjusted EBITDA from continuing operations.

	Three Months Ended March 31,
	2020	2019
EBITDA from continuing operations	$(29,301)	$141,333
Goodwill impairment loss (a)	225,000	—
Adjusted EBITDA from continuing operations	$195,699	$141,333

(a)	Represents a non-cash goodwill impairment charge related to our crude oil pipelines reporting unit.

The following is a reconciliation of (loss) income from continuing operations and loss from continuing operations per common unit to adjusted income (loss) from continuing operations applicable to common limited partners and adjusted income (loss) from continuing operations per common unit.

	Three Months Ended March 31,
	2020		2019
(Loss) income from continuing operations / loss from continuing operations per common unit	$(147,641)	$(1.68)	$28,923	$(0.06)
Goodwill impairment loss (a)	225,000	2.07	—	—
Adjusted income from continuing operations	77,359		28,923
Net income applicable to preferred limited partners	(35,325)		(34,725)
Other	(506)		(643)
Adjusted income (loss) from continuing operations applicable to common limited partners / adjusted income (loss) from continuing operations per common unit	$41,528	$0.39	$(6,445)	$(0.06)

(a)	Represents a non-cash goodwill impairment charge related to our crude oil pipelines reporting unit.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)

The following is the reconciliation for the calculation of our Consolidated Debt Coverage Ratio, as defined in our revolving credit agreement (the Revolving Credit Agreement). The reconciliation of net income (loss) to EBITDA includes reconciling items from continuing and discontinued operations on a combined basis.

	For the Four Quarters Ended March 31,
	2020	2019
Net income (loss)	$24,529	$(198,202)
Interest expense, net	186,264	182,733
Income tax expense	4,171	8,364
Depreciation and amortization expense	277,301	300,265
EBITDA	492,265	293,160
Impairment losses (a)	225,000	328,440
Other expense (b)	3,538	39,089
Equity awards (c)	13,359	11,534
Pro forma effect of dispositions (d)	4,683	(13,948)
Material project adjustments and other items (e)	52,442	41,057
Consolidated EBITDA, as defined in the Revolving Credit Agreement	$791,287	$699,332

Total consolidated debt	$3,352,440	$3,296,640
NuStar Logistics' floating rate subordinated notes	(402,500)	(402,500)
Proceeds held in escrow associated with the Gulf Opportunity Zone Revenue Bonds	—	(41,476)
Consolidated Debt, as defined in the Revolving Credit Agreement	$2,949,940	$2,852,664

Consolidated Debt Coverage Ratio (Consolidated Debt to Consolidated EBITDA)	3.73x	4.08x
(a) For the four quarters ended March 31, 2020, this adjustment represents a non-cash goodwill impairment charge related to our crude oil pipelines reporting unit. For the four quarters ended March 31, 2019, this adjustment represents non-cash impairment losses associated with long-lived assets and goodwill at the St. Eustatius terminal.
(b) Other expense is excluded for purposes of calculating Consolidated EBITDA, as defined in the Revolving Credit Agreement.
(c) This adjustment represents the non-cash expense related to the vestings of equity-based awards with the issuance of our common units.
(d) For the four quarters ended March 31, 2020, this adjustment represents the pro forma effects of the sale of our St. Eustatius operations as if we had completed the sale on April 1, 2019. For the four quarters ended March 31, 2019, this adjustment represents the pro forma effects of the sale of our European operations as if we had completed the sale on April 1, 2018.
(e) This adjustment represents a percentage of the projected Consolidated EBITDA attributable to any Material Project and other noncash items, as defined in the Revolving Credit Agreement.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)
The following is a reconciliation of net loss to EBITDA, DCF and distribution coverage ratio.

Projected for the Year Ended December 31, 2020
Net loss	$ (75,000 - 35,000)
Interest expense, net	225,000 - 240,000
Income tax expense	5,000 - 10,000
Depreciation and amortization expense	285,000 - 295,000
EBITDA	440,000 - 510,000
Interest expense, net	(225,000 - 240,000)
Reliability capital expenditures	(40,000 - 50,000)
Income tax expense	(5,000 - 10,000)
Long-term incentive equity awards (a)	5,000 - 10,000
Preferred unit distributions	(125,000)
Goodwill impairment loss (b)	225,000
DCF available to common limited partners	$ 275,000 - 320,000

Distributions applicable to common limited partners	$ 170,000 - 175,000
Distribution coverage ratio (c)	1.6x - 1.8x

(a)
We intend to satisfy the vestings of these equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(b)	Represents a non-cash goodwill impairment charge related to our crude oil pipelines reporting unit.

(c)	Distribution coverage ratio is calculated by dividing DCF available to common limited partners by distributions applicable to common limited partners.

The following is a reconciliation of EBITDA to adjusted EBITDA.

Projected for the Year Ended December 31, 2020
EBITDA	$ 440,000 - 510,000
Goodwill impairment loss (a)	225,000
Adjusted EBITDA	$ 665,000 - 735,000

(a)	Represents a non-cash goodwill impairment charge related to our crude oil pipelines reporting unit.